EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 Leatt Corporation, of our report dated March 18, 2016, relating to our audits of the financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Leatt Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015.

Fitzgerald & Co, CPAs, P.C.
Vienna, Virginia
March 29, 2016